UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018 (September 14, 2018)

EASTERLY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37522	47-3864814
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 Hudson Street, 7th Floor
New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(646) 712-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2018, Mr. Jurgen Lika resigned as the Chief Financial Officer and Secretary of Easterly Acquisition Corp. (the “Company”). The Company thanks Mr. Lika for his service to the Company.

Effective as of September 14, 2018, the Board of the Directors of the Company appointed Mr. Daniel Shea as the Chief Financial Officer and Secretary of the Company.

Mr. Shea, age 53, brings 30 years of experience in leading and advising financial organizations to the Company. Since January 2017, Mr. Shea has operated Woodcliff Advisors, a CPA advisory firm providing counsel to boards, CFOs and senior management on shareholder value preservation. Until December 2016, Mr. Shea was a Senior Vice President at Affiliated Managers Group, Inc., where he spent nearly 20 years beginning with the firm’s 1997 initial public offering.  His core experience is in acquisitions, SEC reporting, internal control and the capital markets. Early in his career, Mr. Shea advised financial services firms at PricewaterhouseCoopers (formerly Coopers & Lybrand) where his clients included asset managers, banks, private equity firms, mutual funds and leasing companies. Mr. Shea is a certified public accountant and earned his B.S. in Finance and Accounting from Boston College.

In connection with the Company’s initial public offering, the Company entered into agreements with the Company’s officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Company’s Amended and Restated Certificate of Incorporation, as amended, and Bylaws. The Company entered into an Indemnity Agreement with Mr. Shea in the same form as the Company entered into with its other directors and officers. A copy of the Indemnity Agreement between the Company and Mr. Shea is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

No family relationships exist between Mr. Shea and any of the Company’s other directors or executive officers. There are no arrangements between Mr. Shea and any other person pursuant to which he was selected as an officer of the Company. There are no transactions to which the Company is or was a participant and in which Mr. Shea has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Shea is not a party to any material plan or arrangement in connection with his appointment as an officer of the Company other than the Indemnity Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1	Indemnity Agreement, dated as of September 14, 2018, by and between Easterly Acquisition Corp. and Daniel Shea.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Easterly Acquisition Corp.

Date: September 20, 2018	By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein
	Title:	Chief Executive Officer